	For:	Alamo Group Inc.

	Contact:	Robert H. George
Vice President
830-372-9621
For Immediate Release
FD
Eric Boyriven/Alexandra Tramont
212-850-5600

ALAMO GROUP ANNOUNCES 2009 FOURTH QUARTER RESULTS

SEGUIN, Texas, March 8, 2010 -- Alamo Group Inc. (NYSE: ALG) today reported results for the fourth quarter and year ended December 31, 2009.

Net sales in the fourth quarter were $112.8 million compared to net sales in the fourth quarter of 2008 of $122.5 million.  Sales for the quarter included $10.9 million from the acquisition of Bush Hog, which was completed in October, 2009.

Net income for the fourth quarter was $8.0 million, or $0.70 per diluted share, compared to a loss of $1.9 million, or ($0.19) per diluted share, in the fourth quarter of 2008.  The 2009 results include the effect of the acquisition of Bush Hog and certain other restructuring and non-cash charges.  Excluding the results of Bush Hog, a Gain on Bargain Purchase resulting from the acquisition, certain expenses incurred in connection with the acquisition and subsequent restructuring measures, and an impairment charge relating to a write-down of goodwill in the Company’s North American Industrial Division, which are more fully described below, our adjusted net income for the quarter was $4.0 million, or $0.35 per diluted share.  The 2008 results included a non-cash, pre-tax goodwill impairment charge of $5.0 million. Excluding this charge, adjusted net income was $2.7 million, or $0.27 per diluted share, in the fourth quarter of 2008.

The adjustments to the Company’s 2009 fourth quarter results referenced above include, on a pre-tax basis, an operating loss from Bush Hog of $0.8 million in the fourth quarter; acquisition costs, severance and restructuring charges related to Bush Hog of $1.8 million; a Gain on Bargain Purchase on the Bush Hog asset acquisition of $27.7 million; and a non-cash impairment charge of $14.1 million related to a write down of a portion of the goodwill in the Company’s North American Industrial Division due to continued soft market conditions.  In total, these adjustments for the fourth quarter amounted to a gain of $11.0 million on a pre-tax basis, or $4.0 million, or $0.35 per diluted share, on an after-tax basis.  A reconciliation of the non-GAAP financial measures discussed above and throughout this Press Release are included in the attached tables.

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ALAMO GROUP ANNOUNCES 2009 FOURTH QUARTER RESULTS	PAGE 2

For the full year, net sales in 2009 were $446.5 million versus $557.1 million in 2008.  Excluding the contributions of Bush Hog and the contributions of Rivard Developpement SAS (“Rivard”), which was acquired in May 2008, our adjusted net sales were $411.8 million in 2009 compared to $557.1 million in 2008.

Net income for 2009 was $17.1 million, or $1.65 per diluted share, compared to $11.0 million, or $1.11 per diluted share in 2008.  Excluding the effects of the Bush Hog acquisition and the other adjustments in the 2009 fourth quarter referenced above, plus acquisition, severance and reorganization charges taken earlier in the year as previously announced, and adjusting for the acquisition of Rivard, adjusted net income for the 2009 full-year period was $12.6 million, or $1.21 per diluted share.  This compares to adjusted net income, giving effect to the previously announced goodwill impairment charge in the Company’s North American Agricultural Division, of $15.5 million, or $1.56 per diluted share, in 2008.

Alamo Group’s North American Industrial Division net sales for the fourth quarter of 2009 were $39.2 million compared to $54.9 million in the fourth quarter of 2008.  This decrease reflects ongoing weak market conditions for the Division’s products as governmental buyers, the main customer for this Division, continue to cope with revenue shortfalls and budget constraints.  For the full year, net sales in the Division were $173.9 million compared to $254.8 million in 2008.

Net sales for Alamo’s North American Agricultural Division were $29.1 million in the fourth quarter of 2009 compared to $25.4 million in the fourth quarter of 2008, an increase of 15%.  The results include the contributions of Bush Hog which added $10.9 million to the Division’s sales in the fourth quarter of 2009.  Lower commodity prices continue to impact the market.  Additionally, dealers remained cautious about inventory levels, particularly in the seasonally weak fourth quarter.  For the full year, the Agricultural Division net sales were $92.4 million in 2009 compared to $120.2 million in 2008.

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ALAMO GROUP ANNOUNCES 2009 FOURTH QUARTER RESULTS	PAGE 3

Alamo’s European Division net sales in the fourth quarter of 2009 were $44.5 million, a 5% increase versus $42.2 million in the fourth quarter of 2008.  The sales improvement for the quarter was achieved despite generally soft market conditions, and reflects aggressive marketing initiatives within both our traditional areas as well as new markets we are developing.  For the full year, sales were $180.2 million in 2009 compared to $182.1 million in the previous year.  The full year results include the effects of the acquisition of Rivard; excluding this effect, our adjusted net sales in 2009 would have been $156.3 million.

Ron Robinson, Alamo Group’s President and Chief Executive Officer commented, “Considering the difficult economic conditions we faced, we are pleased with our performance in 2009 and the actions we took to strengthen our operations and position our business for growth over the longer term.  During the year, we took a number of strategic initiatives to align our expenses with lower sales volumes and, as a result, incurred both severance and reorganization costs.  Despite these costs, we were profitable, and had higher gross margins, lower overheads and strong positive cash flow as we worked our assets down in response to the weaker market conditions.  We have ended the year with a stronger balance sheet, significantly lower debt and a substantially enhanced presence in the North American agricultural market with the addition of Bush Hog, and we continue to expect this acquisition to be accretive to our earnings in 2010 and beyond.”

“Looking ahead, we believe the measures we adopted in 2009 to control our costs and manage our balance sheet will continue to benefit us throughout 2010.  Certainly, we still have work to do, particularly as we continue with the initiatives at Bush Hog to consolidate their production, streamline their processes and convert them to our operating systems, as well as ensuring we respond quickly to changing market conditions in general.  However, we expect to show reasonable improvement in our results even if market conditions remain weak, since we are now better sized for the current level of demand.  And, with our financial strength we will continue to improve our products and processes and remain on the lookout for opportunistic acquisition prospects that fit our business.  As a result, despite the uncertainty in our markets, we are pleased with our positioning and look forward to a successful 2010.”

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ALAMO GROUP ANNOUNCES 2009 FOURTH QUARTER RESULTS	PAGE 4

Alamo Group is a leader in the design, manufacture, distribution and service of high quality equipment for right-of-way maintenance and agriculture.  Our products include tractor mounted mowing and other vegetation maintenance equipment, excavators, street sweepers, vacuum trucks, snow removal equipment, pothole patchers, agricultural implements and related after market parts and services. The Company, founded in 1969, has over 2,340 employees and operates eighteen plants in North America, Europe and Australia as of December 31, 2009.  The corporate offices of Alamo Group Inc. are located in Seguin, Texas and the headquarters for the Company’s European operations are located in Salford Priors, England.  The company website address is www.alamo-group.com.

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market demand, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company’s SEC reports.  The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.  This release also contains non-GAAP financial measures.  These measures are included to facilitate meaningful comparisons of our results to those in prior periods and future periods and to allow a better evaluation of our operating performance, in management’s opinion.  Our reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP.  These non-GAAP measures are provided to enhance investors overall understanding of our financial performance.

(Tables Follow)

# # #

ALAMO GROUP REPORTS 2009 FOURTH QUARTER RESULTS

Alamo Group Inc. and Subsidiaries (NYSE:ALG)
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Fourth Quarter Ended		Year Ended
	12/31/09	12/31/08	12/31/09	12/31/08
North American
Industrial	$39,168	$54,921	$173,905	$254,787
Agricultural	29,152	25,406	92,415	120,232
European	44,463	42,160	180,167	182,116
Total Sales	112,783	122,487	446,487	557,135

Cost of sales	89,927	98,168	351,926	447,721
Gross margin	22,856	24,319	94,561	109,414
	20.3%	19.9%	21.2%	19.6%

Operating Expenses	20,621	20,541	76,099	83,059
Gain on Bargain Purchase	(27,689)	-	(27,689)	-
Goodwill Impairment	14,104	5,010	14,104	5,010
Income from Operations	15,820	(1,232)	32,047	21,345
	14.0%	-1.0%	7.2%	3.8%

Interest Expense	(1,518)	(1,702)	(4,766)	(7,450)
Interest Income	376	188	713	1,818
Other Income (Expense)	495	632	625	1,513

Income before income taxes	15,173	(2,114)	28,619	17,226
Provision for income taxes	7,200	(263)	11,528	6,227

Net Income	$7,973	($1,851)	$17,091	$10,999

Net income per common share:
Basic	$0.70	($0.19)	$1.65	$1.12

Diluted	$0.70	($0.19)	$1.65	$1.11

Average common shares:
Basic	11,359	9,921	10,330	9,847

Diluted	11,417	9,921	10,363	9,950

Summary Balance Sheet Data

	12/31/09	12/31/08
Receivables	111,745	124,197
Inventories	124,322	132,248
Current Liabilities	79,364	85,924
Long Term Debt	44,336	99,884
Equity	235,377	184,312

Alamo Group Inc.
Fourth Quarter Earnings
Non-GAAP Financial Reconciliation
(unaudited)
(in thousands, except for share amounts)
	Fourth Quarter
	2009		2008

Reported Net Income		$ 7,973		$ (1,851)

Adjustments (Pre-tax)
- Bush Hog Operating Loss	788		-
- Acquisition, Severance, Restructuring Costs	1,775		-
- Gain on Bargain Purchase	(27,689)		-
- Goodwill Impairment	14,104		5,010
Adjustments (Pre-tax)	(11,022)		5,010

Adjustments (After-tax)		(3,951)		4,513

Adjusted Net Income		$ 4,022		$ 2,662

Diluted Shares		11,417		9,921

Adjusted Diluted EPS		$ 0.35		$ 0.27

	Year to Date
	2009		2008

Reported Net Income		$ 17,091		$ 10,999

Adjustments (Pre-tax)
- Rivard Operating Income	(1,311)
- Bush Hog Operating Loss	788		-
- Acquisition, Severance, Restructuring Costs	3,049		-
- Gain on Bargain Purchase	(27,689)		-
- Goodwill Impairment	14,104		5,010
Adjustments (Pre-tax)	(11,059)		5,010

Adjustments (After-tax)		(4,506)		4,513

Adjusted Net Income		$ 12,585		$ 15,512

Diluted Shares		10,363		9,950

Adjusted Diluted EPS		$ 1.21		$ 1.56

Alamo Group Inc.
Revenue and Net Income

Total Revenue	$ 446,487
Less:
-Rivard	(23,858)
-Bush Hog	(10,863)
Total	$ 411,766

European Division
Revenue
Total Revenue	$ 180,167
Less:
-Rivard	(23,858)
Total	$ 156,309